EXHIBIT 99.1


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                     [SISTERSVILLE BANCORP, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE                      FOR FURTHER INFORMATION CONTACT:
---------------------                      --------------------------------
August 11, 1998                            Stanley M. Kiser
                                           President and Chief Executive Officer
                                           (304) 652-3671

              SISTERSVILLE BANCORP, INC. ANNOUNCES STOCK REPURCHASE

         Sistersville, West Virginia -- Sistersville Bancorp, Inc., the parent holding company of First Federal Savings Bank, today announced that it has received the necessary regulatory and Board approval to initiate a repurchase plan covering up to 4% or 26,457 shares of the Company's common stock to be purchased in the open market. Mr. Stanley M. Kiser, President and Chief
Executive Officer of the Company, indicated that the shares to be repurchased could be used to fund the Bank's restricted stock benefit plan, which was approved by the Company's stockholders at the Company's recently held annual meeting of shareholders.

         First Federal Savings Bank is a federally chartered savings bank which conducts its business in Sistersville, West Virginia. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC."